Exhibit 10.42

Aetna Life Insurance Company

A	LIMITATIONS AND EXCLUSIONS UNDER THE ARKANSAS
LIFE AND HEALTH INSURANCE
GUARANTY ASSOCIATION ACT

Residents of this state who purchase life insurance, annuities, or health and accident insurance should know that the insurance companies licensed in this state to write these types of insurance are members of the Arkansas Life and Health Insurance Guaranty Association (“Guaranty Association”). The purpose of the Guaranty Association is to assure that policy and contract owners will be protected, within certain limits, in the unlikely event that a member insurer becomes financially unable to meet its obligations. If this should happen, the Guaranty Association will assess its other member insurance companies for the money to pay the claims of policy owners who live in this state and, in some cases, to keep coverage in force. The valuable extra protection provided by the member insurers through the Guaranty Association is not unlimited, however. And, as noted in the box below, this protection is not a substitute for consumers’ care in selecting insurance companies that are well-managed and financially stable.

DISCLAIMER

The Arkansas Life and Health Insurance Guaranty Association (“Guaranty Association”) may not provide coverage for this policy. If coverage is provided, it may be subject to substantial limitations or exclusions, and require continued residency in the state. You should not rely on coverage by the Guaranty Association in purchasing an insurance policy or contract.

Coverage is NOT provided for your policy or contract or any portion of it that is not guaranteed by the insurer or for which you have assumed the risk, such as non-guaranteed amounts held in a separate account under a variable life or variable annuity contract.

Insurance companies or their agents are required by law to provide you with this notice. However, insurance companies and their agents are prohibited by law from using the existence of the Guaranty Association to induce you to purchase any kind of insurance policy.

The Arkansas Life and Health Insurance Guaranty Association C/O The Liquidation Division 1023 West Capitol Little Rock, Arkansas 72201
Arkansas Insurance Department 1200 West Third Street Little Rock, Arkansas 72201-1904

The state law that provides for this safety-net is called the Arkansas Life and Health Insurance Guaranty Association Act (“Act”). Below is a brief summary of the Act’s coverages, exclusions and limits. This summary does not cover all provisions of the Act; nor does it in any way change anyone’s rights or obligations under the Act or the rights or obligations of the Guaranty Association.

COVERAGE

Generally, individuals will be protected by the Guaranty Association if they live in this state and hold a life, annuity, or health insurance contract or policy, or if they are insured under a group insurance contract, issued by a member insurer. The beneficiaries, payees or assignees of policy or contract owners are protected as well, even if they live in another state.

EXCLUSIONS FROM COVERAGE
However, persons owning such policies are NOT protected by the Guaranty Association if:

•       they are eligible for protection under the laws of another state (this may occur when the insolvent insurer was incorporated in another state whose guaranty association protects insureds who live outside that state);

• the insurer was not authorized to do business in this state;

•       their policy or contract was issued by a nonprofit hospital or medical service organization, an HMO, a fraternal benefit society, a mandatory state pooling plan, a mutual assessment company or similar plan in which the policy or contract owner is subject to future assessments, or by an insurance exchange.

The Guaranty Association also does NOT provide coverage for:

•       Any policy or contract or portion thereof which is not guaranteed by the insurer or for which the owner has assumed the risk, such as non-guaranteed amounts held in a separate account under a variable life or variable annuity contract;

• Any policy of reinsurance (unless an assumption certificate was issued);

• Interest rate yields that exceed an average rate;

• Dividends and voting rights and experience rating credits;

• Credits given in connection with the administration of a policy by a group contract holder;

•       Employers’ plans to the extent they are self-funded (that is, not insured by an insurance company, even if an insurance company administers them); unallocated annuity contracts (which give rights to group contractholders, not individuals); unallocated annuity contracts issued to/in connection with benefit plans protected under Federal Pension Benefit Corporation (“FPBC”) (whether the FPBC is yet liable or not);

•       Portions of an unallocated annuity contract not owned by a benefit plan or a government lottery (unless the owner is a resident) or issued to a collective investment trust or similar pooled fund offered by a bank or other financial institution);

• Portions of a policy or contract to the extent assessments required by law for the Guaranty Association are preempted by State or Federal law;

•       Obligations that do not arise under the policy or contract, including claims based on marketing materials or side letters, riders, or other documents which do not meet filing requirements, or claims for policy misrepresentations, or extra-contractual or penalty claims;

•       Contractual agreements establishing the member insurer’s obligations to provide book value accounting guarantees for defined contribution benefit plan participants (by reference to a portfolio of assets owned by a nonaffiliate benefit plan or its trustees).

LIMITS ON AMOUNT OF COVERAGE

The Act also limits the amount the Guaranty Association is obligated to cover: The Guaranty Association cannot pay more than what the insurance company would owe under a policy or contract. Also, for any one insured life, the Guaranty Association will pay a maximum of $ 300,000—no matter how many policies and contracts there were with the same company, even if they provided different types of coverages. Within this overall $ 300,000 limit, the Association will not pay more than $ 300,000 in health insurance benefits, $ 300,000 in present value of annuity benefits, or $ 300,000 in life insurance death benefits or net cash surrender values—again, no matter how many policies and contracts there were with the same company, and no matter how many different types of coverages. There is a $ 1,000,000 limit with respect to any contract holder for unallocated annuity benefits, irrespective of the number of contracts held by the contract holder. These are limitations for which the Guaranty Association is obligated before taking into account either its subrogation and assignment rights or the extent to which those benefits could be provided out of the assets of the impaired or insolvent insurer.

Aetna Life Insurance Company

A	SUMMARY OF THE LIFE AND HEALTH INSURANCE PROTECTION ASSOCIATION ACT AND NOTICE CONCERNING COVERAGE
LIMITATIONS AND EXCLUSIONS
INTRODUCTION

Residents of Colorado who purchase life insurance, annuities or health insurance should know that the insurance companies licensed in this state to write these types of insurance are members of the Life and Health Insurance Protection Association. The purpose of this Association is to assure that policyholders will be protected, within limits, in the unlikely event that a member insurer becomes financially unable to meet its obligations. If this should happen, the Association will assess its other member insurance companies for the money to pay the claims of insured persons who live in Colorado and, in some cases, to keep coverage in force. The valuable extra protection provided by these insurers through the Association is limited, however. As noted in the box below, this protection is not a substitute for consumers’ care in selecting companies that are well-managed and financially stable.

IMPORTANT DISCLAIMER

The Life and Health Insurance Protection Association may not provide coverage for this policy. If coverage is provided, it may be subject to substantial limitations or exclusions, and require residency in Colorado. You should not rely on coverage by the Life and Health Insurance Protection Association in selecting an insurance company or in selecting an insurance policy.

Coverage is NOT provided for your policy or any portion of it that is not guaranteed by the insurer or for which you have assumed the risk.

Insurance companies or their agents are required by law to give or send you this notice. However, insurance companies and their agents are prohibited by law from using the existence of the Association to induce you to purchase any kind of insurance policy.

SUMMARY

The state law that provides for this safety-net coverage is called the Life and Health Insurance Protection Association Act. Below is a brief summary of this law’s coverages, exclusions and limits. This summary does not cover all provisions of the law, nor does it in any way change anyone’s rights or obligations under the act or the rights or obligations of the Association.

COVERAGE

Generally, individuals will be protected by the Life and Health Protection Association if they live in this state and hold a life or health insurance contract, or annuity, or if they hold certificates under a group life or health insurance contract or annuity, issued by a member insurer. The beneficiaries, payees, or assignees of insured persons are protected as well, even if they live in another state. Certain parties to structured settlement annuity contracts may be entitled to coverage benefits as well based on defined circumstances.

EXCLUSIONS FROM COVERAGE
Persons holding such policies or contracts are not protected by this Association if:

• they are not residents of the State of Colorado, except under certain very specific circumstances;

• the insurer was not authorized or licensed to do business in Colorado at the time the policy or contract was issued;

•       their policy was issued by a nonprofit hospital or health service corporation, an HMO, a fraternal benefit society, a mandatory state pooling plan, a mutual assessment company or similar plan in which the policyholder is subject to future assessments, or by an insurance exchange.

The Association also does not provide coverage for:

• any policy or portion of a policy which is not guaranteed by the insurer or for which the individual has assumed the risk;

• any policy of reinsurance (unless an assumption certificate was issued);

• plans of employers, associations or similar entities to the extent they are self-funded or uninsured (that is, not insured by an insurance company, even if an insurance company administers them);

•       interest rates yields, crediting rate yields or other factors employed in calculating returns, including but not limited to indexes or other external references stated in the policy or contract, that exceed an average rate specified in the Association Act;

• dividends;

• experience rating credits;

• credits given in connection with the administration of a policy or contract;

• any unallocated annuity;

• annuity contracts or group annuity certificates used by nonprofit insurance companies to provide retirement benefits for nonprofit educational institutions and their employees;

• policies, contracts, certificates or subscriber agreements issued by a prepaid dental care plan;

• sickness and accident insurance when written by a property and casualty insurer as part of an automobile insurance contract;

• unallocated annuity contracts issued to an employee benefit plan protected under the federal Pension Benefit Guaranty Corporation;

•       policies or contracts issued by an insurer which was insolvent or unable to fulfill its contractual obligations as of July 1, 1991, except for annuity contracts issued by a member insurer which was placed into liquidation between July 1, 1991 and August 31, 1991;

• policies or contracts covering persons who are not citizens of the United States;

•       any kind of insurance or annuity, the benefits of which are exclusively payable or determined by a separate account required by the terms of such insurance policy or annuity maintained by the insurer or by a separate entity.

LIMITS ON AMOUNT OF COVERAGE

The act also limits the amount the Association is obligated to pay out. The Association cannot pay more than what the insurance company would owe under a policy or contract. Also, for any one insured life, no matter how many policies or contracts were issued by the same company, even if such contracts provided different types of coverages, the Association will pay a maximum of:

• $ 300,000 in net life insurance death benefits and no more than $ 100,000 in net cash surrender and net cash withdrawal values for life insurance;

•       for health insurance benefits - $ 100,000 for coverages not defined as disability, basic hospital, medical and surgical, or major medical insurance, including any net cash surrender and net cash withdrawal values: $ 300,000 for disability insurance; or $ 500,000 for basic hospital, medical and surgical, or major medical insurance;

• $ 100,000 in the present value of annuity benefits, including net cash surrender and net cash withdrawal values; or

• with respect to each payee of a structured settlement annuity, $ 100,000 in present value annuity benefits in the aggregate, including net cash surrender and net cash withdrawal values.

The Association shall not be liable to expend more than $ 300,000 in the aggregate, with respect to any one life except that with respect to benefits for basic hospital, medical and surgical and major medical insurance, the aggregate liability of the association shall not exceed $ 500,000 with respect to any one individual.

This Information is Provided By:
Life and Health Insurance Protection Association	Colorado Division of Insurance
P.O. Box 480025	1560 Broadway, Suite 850
Denver, CO 80248-0025	Denver, CO 80202
(303) 292-5022	(303) 894-7499

A	Aetna Life Insurance Company
Policyholder Notice:	To:	Policyholders with Group Policies Issued in the State of Indiana and Policyholders with an Indiana Business Location

	Subject:	Complaint Notice

The Indiana legislature has passed Senate Bill 211 which provides that persons who believe they have been adversely affected by an unfair claim settlement practice may file a complaint with the Department of Insurance. Senate Bill 211 further requires that insurers must provide a one time written notice of the remedy to each current Indiana policyholder or non-Indiana policyholder with employees in Indiana.

Insurance Department Bulletin No. 63 provides a suggested format for the written notice required by Senate Bill 211.

To comply with this legislation, we have prepared a Complaint Notice of which a copy is attached. We recommend that you inform Indiana insureds of this notice in some manner either by posting the notice on a bulletin board or reproducing a supply for distribution to insureds.

If you have any questions regarding this or the attached notice, please contact the Employee Benefits Representative who services your account or our local Employee Benefits Office.

Kathleen A. Krajewski
Plan Installation Process

A	Aetna Life Insurance Company

Notice to Policyholders and Certificate Holders	We are here to serve you,

As our customer, your satisfaction is very important to us. Should you have a valid claim, we fully expect to provide a fair settlement in a timely fashion.

If you are not satisfied,

You are encouraged to first try to resolve any claim settlement matter with Aetna. Should you feel you are not being treated fairly, we want you to know you may contact the Indiana Department of Insurance with your complaint and seek assistance from the governmental agency that regulates insurance.

To contact the Department, write or call:

Public Information/Market Conduct Indiana Department of Insurance 311 West Washington Street, Suite 300 Indianapolis, IN 46204-2787

Consumer Hotline: 1-800-622-4461

In the Indianapolis Area: 1-317-232-2395

Aetna Life Insurance Company

A	SUMMARY OF MISSISSIPPI LIFE AND HEALTH INSURANCE GUARANTY ASSOCIATION ACT AND NOTICE CONCERNING COVERAGE

LIMITATIONS AND EXCLUSIONS

Residents of this state who purchase life insurance, health insurance, or annuities should know that the insurance companies licensed in this state to write these types of insurance are members of the Mississippi Life and Health Insurance Guaranty Association (the “Guaranty Association”). The purpose of the Guaranty Association is to assure that policy and contract owners will be protected, within limits, in the unlikely event that a member insurer becomes financially unable to meet its obligations. If this should happen, the Guaranty Association will assess its other member insurance companies for the money to pay the claims of policy owners who live in this state and, in some cases, to keep coverage in force. The valuable extra protection provided by the member insurers through the Guaranty Association is not unlimited, however. And, as noted in the box below, this protection is not a substitute for consumers’ care in selecting insurance companies that are well-managed and financially stable.

DISCLAIMER

The Mississippi Life and Health Insurance Guaranty Association (the “Guaranty Association”) may not provide coverage for this policy. If coverage is provided, it will be subject to substantial limitations and exclusions, and require continued residency in this state. You should not rely on coverage by the Guaranty Association when selecting an insurer.

Coverage is NOT provided for your policy or contract or any portion of it that is not guaranteed by the insurer or for which you have assumed the risk, such as non-guaranteed amounts held in a separate account under a variable life or variable annuity contract.

Insurance companies or their agents are required by law to provide you with this notice. However, insurance companies and their agents are prohibited by law from using the existence of the Guaranty Association for the purpose of sales, solicitation, or inducement to purchase any form of insurance. You may contact either the Guaranty Association or the Mississippi Insurance Department at the following addresses if you should have any questions regarding this notice.

The Mississippi Life and Health Insurance Guaranty Association 300 North Mart Plaza, Suite 2 Jackson, Mississippi 39206

Mississippi Insurance Department 1804 Walter Sillers Building Jackson, Mississippi 39205

The state law that provides for this safety-net coverage is called the Mississippi Life and Health Insurance Guaranty Association Act (the “Act”). Below is a brief summary of the Act’s coverages, exclusions and limits. This summary does not cover all provisions of the Act; nor does it in any way change anyone’s rights or obligations under the Act or the rights or obligations of the Guaranty Association.

COVERAGE

Generally, individuals will be protected by the Guaranty Association if they live in this state and hold a life, or health insurance contract or policy, or an annuity contract or policy, or if they are insured under a group insurance contract, issued by a member insurer. The beneficiaries, payees or assignees of policy or contract owners are protected as well, even if they live in another state.

EXCLUSIONS FROM COVERAGE

However, persons owning such policies are NOT protected by the Guaranty Association if:

•       they are eligible for protection under the laws of another state (this may occur when the insolvent insurer was incorporated in another state whose guaranty association protects insureds who live outside that state);

• the insurer was not authorized to do business in this state;

•       their policy or contract was issued by a hospital or medical service organization whether profit or nonprofit, a health maintenance organization (HMO), a fraternal benefit society, a mandatory state pooling plan, a mutual assessment company or other person that operates on an assessment basis, an insurance exchange, or any similar entity.

The Guaranty Association also does NOT provide coverage for:

•       Any policy or contract or portion thereof which is not guaranteed by the insurer or for which the owner has assumed the risk, such as non-guaranteed amounts held in a separate account under a variable life or variable annuity contract;

• Any policy or contract of reinsurance, unless an assumption certificates were issued pursuant to the reinsurance policy or contract;
• Interest rate yields that exceed an average rate;
• Dividends and voting rights and experience rating credits or payment of any fees or allowances to any person in connection with this service to or administration of the policy or contract;
• Credits given in connection with the administration of a policy by a group contract holder;
• Employers’ plans to the extent they are self-funded or uninsured (that is, not insured by an insurance company, even if an insurance company administers them);

•       Unallocated annuity contracts issued to or in connection with benefit plans protected under federal Pension Benefit Guaranty Corporation (“PBGC”) regardless of whether the PBGC has yet become liable to make any payments with respect to the benefit plan;

• Portions of any unallocated annuity contract not issued to or in connection with a specific employee, union or association of natural persons benefit plan, or a government lottery;
• Portions of a policy or contract to the extent assessments required by law for the Guaranty Association with respect to the policy or contract are preempted by State or Federal law;

•       Obligations that do not arise under the express written terms of the policy or contract, including claims based on marketing materials, side letters, riders or other documents that were issued by the insurer without meeting applicable policy form filing or approval requirements, or claims for policy misrepresentations, or extra-contractual or penalty or consequential or incidental damages claims;

•       Contractual agreements establishing the member insurer’s obligations to provide book value accounting guarantees for defined contribution benefit plan participants (by reference to a portfolio of assets owned by a nonaffiliate benefit plan or its trustees).

LIMITS ON AMOUNT OF COVERAGE

The Act also limits the amount the Guaranty Association is obligated to cover. The Guaranty Association cannot pay more than what the insurance company would owe under a policy or contract. Also, with respect to any one life, regardless of the number of policies or contracts, the maximum obligation of the Guaranty Association is $ 300,000 in benefits except with respect to benefits for basic hospital, medical and surgical insurance and major medical insurance in which case the aggregate liability of the Guaranty Association is $ 500,000. Within these overall limits, the Guaranty Association will not pay more than $ 300,000 in life insurance death benefits, $ 100,000 in net cash surrender and net cash withdrawal values, $ 300,000 for disability insurance benefits, $ 500,000 for basic hospital, medical and surgical insurance or major medical insurance benefits, $ 100,000 in present value of annuity benefits, including net cash surrender and net cash withdrawal values – again, no matter how many policies and contracts there were with the same company, and no matter how many different types of coverages. There is a $ 5,000,000 limit with respect to any contract owner for unallocated annuity benefits, irrespective of the number of contracts with respect to the contract owner or plan sponsor. These are limitations for which the Guaranty Association is obligated before taking into account either its subrogation and assignment rights or to the extent to which those benefits could be provided out of the assets of the impaired or insolvent insurer.

A	Aetna Life Insurance Company

Important Information Regarding Your Insurance

To: Policyholders with Group Policies Issued in the State of Virginia

Subject: Insurance Contact Notice

In the event you need to contact someone about this insurance for any reason please contact your agent. If no agent was involved in the sale of this insurance, or if you have additional questions you may contact the insurance company issuing this insurance at the following address and telephone number:

Aetna Life Insurance Company 151 Farmington Avenue Hartford, CT 06156 1-800-872-3862

If you have been unable to contact or obtain satisfaction from the company or the agent, you may contact the Virginia State Corporation Commission’s Bureau of Insurance at the following address and telephone number:

Virginia Bureau of Insurance P.O. Box 1157 Richmond, Virginia 23218 Consumer Service Hotline (Toll Free and Nationwide): 877-310-6560

Written correspondence is preferable so that a record of your inquiry is maintained. When contacting your agent, company or the Bureau of Insurance, have your policy number available.

Policyholder No. 881992

A	Group Life and Accident and Health Insurance Policy

a contract between

Aetna Life Insurance Company
(A Stock Company herein called Aetna)

and

GlobalSantaFe
(Policyholder)

Policy Number: GP-881992 To take effect: January 1, 2004

Date of issue: January 12, 2004 Policy delivered in: Texas

This policy will be construed in line with the law of the jurisdiction in which it is delivered. Based on timely premium payments by the Policyholder, Aetna agrees with the Policyholder to pay benefits in line with the policy terms. The duties and the rights of all persons will be based solely on policy terms. This policy is non-participating.

Signed at Aetna’s Home Office in Hartford, Connecticut on the date of issue.

President

Registrar

This is not a policy of workers’ compensation insurance. The Policyholder does not become a subscriber to the workers’ compensation system by purchasing this policy, and if the Policyholder is a non-subscriber, the Policyholder loses those benefits which would otherwise accrue under the workers’ compensation laws. The Policyholder must comply with the workers’ compensation law as it pertains to non-subscribers and the required notifications that must be filed and posted.

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GR-29 ED. 8- 87	Aetna Life Insurance Company 151 Farmington Avenue Hartford, Connecticut 06156 860-273-0123	Face Page F207079 TX

Index

Policy Contents

Part I

Eligible Classes

Changes

Special Provisions

Part II

Policyholder and Insurance Company Matters

GR-29 0040 ED. 7-73	Page 9000	F205236

Policy Contents

This policy consists of:

The Face Page, Index, this Policy Contents page, and all the provisions of Parts I and II; and

The provisions found in the Certificate(s) listed in this section.

The words “you” or “your” in any Certificate included in this policy, will refer to a covered Employee.

The Certificate(s) included in this policy are as follows:

A “Certificate” consists of a Certificate Base document (“Cert. Base”) and any Summary of Coverage (“SOC”) or Certificate Rider (“Rider”) which may be issued to support or amend the Cert. Base.

Identification	Issue Date	Effective Date
Cert Base 1	January 12, 2004	January 1, 2004 (Active employees)
SOC 1A	January 12, 2004	January 1, 2004 (Active)
SOC 1B	January 12, 2004	January 1, 2004 (Executives)
SOC 1C	January 12, 2004	January 1, 2004 (Non-US employees)

Cert Base 2	January 12, 2004	January 1, 2004 (Legacy GM & SF))
SOC 2A	January 12, 2004	January 1, 2004

Cert Base 3	January 12, 2004	January 1, 2004 (Legacy SF on LTD)
SOC 3A	January 12, 2004	January 1, 2004

Cert Base 4	January 12, 2004	January 1, 2004 (Closed group)
SOC 4A	January 12, 2004	January 1, 2004 (Closed groups)
SOC 4B	January 12, 2004	January 1, 2004 (Severanced Executives)

GR-29 1508 ED. 10-96	Page 9010	F205478B

Part I

Eligible Classes

All classes of employees of a Member Employer are eligible except those who are:

Part-time;

Temporary;

Substitute; or

In a class for which a Certificate is not in this policy.

An employee is eligible only for the coverages shown in the Certificate which applies to his class.

If a Member Employer is a partnership or proprietorship, each of its natural-person partners, or the proprietor, will be deemed to be an employee. This applies only if the person is working on a mostly full-time basis for the Employer.

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0150
ED. 7-73	Page 9050	205823

Change In Amounts

Employee Coverage	Earnings or Status Change
(Contributory)	If, at any time, the employee’s rate of earnings or status changes so as to warrant an amount of contributory coverage other than that for which the employee is then covered, the amount of his or her coverage will be changed as follows:

A reduction will be effective:

On the date the employee requests it under Life Insurance and Accidental Death and Personal Loss Coverage.

On the date of the earnings or status change under all other coverages.

An increase will be effective on the date of the earnings or status change. For any coverage other than Health Expense Coverage, the Active Work Rule must be met. The employee may refuse an increase in Life Insurance or Accidental Death and Personal Loss Coverage. This must be done within 31 days of the date it would have taken effect. If refused, no other increase because of the earnings or status change will be made until the date Aetna gives written consent.

Schedule or Benefit Level Change
If, at any time, any schedule or the level of any benefit is changed so as to warrant an amount of contributory coverage other than that for which the employee is then covered, the amount of coverage will be changed to the new amount. For any coverage other than Health Expense Coverage, an increase will be subject to the Active Work Rule.

The employee may refuse an increase in Life Insurance and Accidental Death and Personal Loss Coverage. This must be done within 31 days of the date it would have taken effect. If the employee later elects the increase, it will be made on the date Aetna gives written consent.

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0190
ED. 7-73	Page 9060	F207815

Change In Amounts (Continued)

Employee Coverage (Contributory) (Continued)	All Changes
A retroactive change in an employee’s rate of earnings or status will not result in a retroactive change in coverage. Any change in coverage will be effective on the date the change in earnings or status is made.

This section will not apply to any reductions due to reaching a stated age or due to retirement.

Employee Coverage (Non-Contributory)	Earnings, Status, Schedule, or Benefit Level Change
If, for any reason and at any time, the employee’s rate of earnings, or the employee’s status, or any schedule, or the level of any benefit is changed so as to warrant an amount of non-contributory coverage other than that for which the employee is then covered, the amount of his or her coverage will be changed to the new amount. For any coverage other than Health Expense Coverage, an increase will be subject to the Active Work Rule.

A retroactive change in an employee’s rate of earnings or status will not result in a retroactive change in coverage. Any change in coverage will be effective on the date the change in earnings or status is made.

This section will not apply to any reductions due to reaching a stated age or due to retirement.

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0190
ED. 7-73	Page 9062	F205328B

Change In Amounts (Continued)

Dependent Coverage	Status, Schedule, or Benefit Level Change
If, for any reason and at any time, a dependent’s status, any schedule, or the level of any benefit for a dependent is changed so as to warrant an amount of coverage for a dependent other than that then in force, the amount of a dependent’s coverage will be changed to the new amount.

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0190
ED. 7-96	Page 9065	F207726

Other Changes

Employee Coverage	Change in Eligibility Date
An increase in any required period of service will apply only to an employee who enters service on or after the effective date of the increase. A decrease in any required period of service will permit an employee to become eligible on the effective date of the decrease if he or she then has worked the new period of service. Otherwise he or she is eligible on the date he or she completes it.

Change in Age Reduction Rule
If an Age Reduction Rule is changed and an employee is eligible for an increase in coverage due to such change, such increase shall be effective only if Aetna gives its written consent.

Employee And Dependent Coverage	Addition or Deletion of a Benefit
Except as set forth in the next paragraph, if any benefit becomes applicable to an employee or a dependent who is already covered under the policy, that person will be eligible for that benefit right away. Coverage will be effective in line with the Effective Date provisions. For any coverage other than Health Expense Coverage, this includes the Active Work Rule.

If any benefit no longer applies to an employee or a dependent, coverage for that benefit will stop right away for that person.

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ED. 7-73	Page 9070	F205241D

Special Provisions

Active Work Rule	This Active Work Rule does not apply to any Health Expense Coverage.

If the employee is ill or injured and away from work on the date any of his or her Employee Coverage (or any increase in such coverage) would become effective, the effective date of coverage (or increase) will be held up until the date he or she goes back to work for one full day.

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ED. 8-96	Page 9072	205573

Special Provisions (Continued)

Effect of Prior Coverage - Transferred Business	If the coverage of any family member under one or more benefit sections replaces any prior coverage in effect for the member, the rules below will apply.

“Prior Coverage” is any plan of group life insurance or group accident and health benefits coverage carried or sponsored by a Member Employer or its predecessor. It was provided by any carrier other than Aetna (i.e., transferred business). It has been replaced as a whole or in part, as to the class of employees of which the employee is a member, by coverage under one or more benefit sections of this policy. Any such plan shall be “prior coverage” whether provided by group insurance or by any other arrangement of group coverage.

As to Life Insurance
If an employee or his or her beneficiary becomes entitled to claim under the prior life insurance coverage, his or her Life Insurance under this policy will be canceled. This will take place as of the date it took effect. Any premiums paid for his or her Life Insurance under this policy will be refunded to the Policyholder.

The Active Work Rule will not apply on the day after the date the employee’s prior life insurance coverage terminates. The amount of his or her life insurance will be the amount in effect under the prior coverage on the day before he or she becomes insured for Life Insurance under this policy.

Any Age Reduction Rule or Retirement Rule will apply to the employee if:

the Rules do not provide a greater amount of Life Insurance than his or her amount under the prior coverage; or

his or her life insurance had not been reduced under the prior coverage due to age or retirement.

If the employee does not return to active work within 12 months from the date Life Insurance goes into effect, Life Insurance will cease at the end of such 12 month period. This will happen unless such employee is eligible as a permanently and totally disabled employee under the terms of Special Provisions for Permanently and Totally Disabled Employees.

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ED. 4-78	Page 9074	F205528C

Special Provisions (Continued)

Effect of .Prior Coverage - Transferred Business (Continued)	As to Accident and Health Benefits
A “like benefit” of the prior coverage means:
As to any Accidental Death and Personal Loss Coverage: Any benefit payable under any prior group accident plan for accidental loss of life, limb, or sight.

As to any Temporary Disability Benefit Coverage: Any benefit payable under any prior group temporary disability plan for loss of time from work.

As to any other benefit section: Any benefit payable under any prior group medical, dental, or other health plan for medical or dental treatment.

Any applicable Active Work Rule will be waived on the day right after the date the employee’s coverage under the prior coverage terminated.

Any Employee Coverage or Dependent Coverage which becomes effective under the terms of this section will not be in effect and benefits will not be available as to a disease or injury for which benefits:

are available; or

would be available in the absence of coverage under this policy;

under any extension of benefits provision of the prior coverage until the end of the period for which such benefits:

are available; or

would be available in the absence of any coverage under this policy;

under such extension of benefits.

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ED. 7-96	Page 9075	F207798

Special Provisions (Continued)

Effect of Prior Coverage - Transferred Business (Continued)	As to each family member to whom the 2 prior paragraphs apply:

An employee shall not be covered for any Accidental Death and Personal Loss Coverage or any Temporary Disability Benefit Coverage unless he or she was covered for a like benefit under the prior coverage on the day before the date the terms of the second preceding paragraph took effect for him or her. If he or she is covered, the amount of Principal Sum and the Weekly Benefit shall be the amount in force for him or her under the like benefit on that date. The Maximum Period of Payment will be the period in effect for him or her under the like benefit on that date.

As to any Major Medical, Comprehensive Medical, or Comprehensive Dental Expense Benefits: If part or all of a covered family member’s Deductible, under any section of his or her prior coverage that provides one or more of these benefits, has been applied against covered expenses incurred by him or her during the 90 day period right before the date his or her coverage goes into effect, his or her Deductible under any Major Medical, Comprehensive Medical, or Comprehensive Dental Expense Benefits for the calendar year in which he or she becomes covered will be reduced by the amount so applied.

GR-29
0990
ED. 7-73	Page 9076	F207787

Special Provisions (Continued)

Effect of Prior Coverage - Transferred Business (Continued)	No benefits will be payable under this policy with respect to any expenses which are covered in whole or in part under any extension of benefits under the prior coverage because of total disability.

The Policyholder will be liable for the premium required by Aetna for the terms of this provision to apply to the covered family member.

Coverage under this provision will continue only for the period of time agreed to by Aetna and the Policyholder.

This provision will terminate as to an employee if:

his or her coverage terminates; or

he or she meets any applicable Active Work Rule.

If he or she stays insured or again becomes eligible, this policy will apply to him or her as though this provision were not included.

GR-29
0990
ED. 7-73	Page 9077	F205541C

Part II

Policyholder and Insurance Company Matters

Declarations	The first “policy month” starts on January 1, 2004 Each subsequent policy month starts on the first of a calendar month

The first “policy year” starts on January 1, 2004 and ends on December 31, 2004
Each subsequent policy year starts on a January 1
It ends on a December 31

The most that an employee may pay for his contributory Employee Life Insurance Coverage, if any, is $4.26 monthly per $ 1,000 of his Employee Coverage

Member Employers	Member Employers are those employers which are included under this policy by written agreement between the Policyholder and Aetna.

An employer may be a Member Employer if not against the law of the jurisdiction in which this policy is delivered.

The Policyholder may act for all Member Employers in all policy matters. Each such act, or agreement made between Aetna and the Policyholder, or notice given by one to the other will be binding on all the Employers.

Data Required	The Policyholder and each Member Employer must give Aetna all data required as to policy matters. All data which may have a bearing on insurance or premiums will be open for Aetna to inspect while this policy is in force. Also, they must be open until the final rights and duties under this policy have been resolved.

GR-29
1150, 1150-1
ED. 1-02	Page 9080	205242

Policyholder and Insurance Company Matters (Continued)

Clerical Error	A clerical error in keeping records; or a delay in making an entry; will not alone decide if insurance is valid. An equitable adjustment in premiums will be made when the error or delay is found. If the clerical error affects:

the existence; or

amount;

of insurance, the facts as determined by Aetna will be used to decide if insurance is in force and its amount.

Misstatements	If any fact as to a person to whom the insurance relates is found to have been misstated, a fair change in premiums will be made. If the misstatement affects the existence or amount of insurance, the true facts will be used to decide if insurance is in force and its amount.

GR-29
1150, 1150-1
ED. 1-02	Page 9080.1	205242

Policyholder and Insurance Company Matters (Continued)

Duties of the Policyholder	The Policyholder and each Member Employer must give Aetna such information as Aetna may reasonably require to administer this policy and must agree to:

Maintain a reasonably complete record of such information in electronic or hard copy format, including but not limited to:

evidence of eligibility;

changes to such elections; and

terminations;

for at least seven years or until the final rights and duties under this policy have been resolved; and to make such information available to Aetna upon request.

Obtain from:

the Policyholder; and

each Member Employer:

a “Disclosure of Healthcare Information” authorization in the form currently being used by Aetna in the enrollment process; or such other form as Aetna may reasonably approve.

The information shall be provided when requested:

on Aetna forms; or

such other forms as Aetna may approve.

All data which may have a bearing on insurance or premiums will be open for Aetna to inspect while this policy is in force.

The Policyholder must notify employees of the termination of the policy in compliance with all applicable laws. However, Aetna reserves the right to notify employees of termination of the policy for any reason, including non-payment of premium. The Policyholder shall provide written notice to employees of their rights upon termination of coverage.

The Plan Administrator must:

notify all eligible employees of their right to continue coverage under COBRA and any applicable state law; and

provide notification to each employee within 14 days after termination of coverage, of their conversion right, including:

a description of plans available;

premium rates;

and application forms.

GR-29
11496		209243
ED. 1-02	Page 9085	TX

Policyholder and Insurance Company Matters (Continued)

Non-Discrimination	In the management of this policy, the Policyholder and the Member Employers:

will make no attempt, whether through differential contributions or otherwise, to encourage or discourage enrollment in the coverages provided by the policy based on health status or risk.

will act so as not to discriminate unfairly between persons in like situations at the time of the action.

Aetna can rely on such action. It will not have to probe into the details.

Certificates	Aetna will provide the Policyholder with either a supply of paper copies or electronic certificates. The Policyholder shall distribute or otherwise make the certificates available to each insured employee. The insurance in force will be set forth. Statements as to whom benefits are payable will appear. Any applicable Conversion Privilege will also be described.

Policy Changes	This policy may be amended by Aetna:

with 30 days written notice to the Policyholder; or

by written agreement between Aetna and the Policyholder.

The consent of any employee or other person is not needed. All agreements made by Aetna are signed by one of its executive officers. No other person can change or waive any of the policy terms or make any agreement binding Aetna. The Policyholder will not have to give written agreement of a change in the policy if:

• The Policyholder has asked for the change and Aetna has agreed to it.

• The change is needed to correct an error in the policy, including any certificate issued to anyone.

• The change is needed so that the policy will conform to any law, regulation or ruling of:

a jurisdiction that affects a person covered under this policy; or

the federal government.

• The change has been initiated by Aetna and is not resulting in either:

a reduction or elimination in benefits or coverage; or

an increase in premium.

GR-29
1160-1, 1160-2, 1160-3
ED. 1-02	Page 9090	205243

Policyholder and Insurance Company Matters (Continued)

Policy Changes (Continued)	The Policyholder will have to give written agreement of a change in the policy:

that reduces or eliminates benefits or coverage; or

that increases benefits or coverage with a concurrent increase in premium during the policy term, except if the increased benefits or coverage is required by law.

Payment of the applicable premium after notice of the proposed changes will be deemed to constitute the Policyholder’s written agreement of those changes on behalf of all persons covered under this policy.

This policy shall be deemed to be automatically amended to conform with the provisions of applicable laws and regulations. This policy may also be amended by Aetna:

with 30 days written notice to the Policyholder; or

by written agreement between Aetna and the Policyholder.

The consent of any employee or other person is not needed. All agreements made by Aetna are signed by one of its executive officers. No other person can change or waive any of the policy terms or make any agreement binding Aetna.

GR-29
1160-1, 1160-2, 1160-3
ED. 1-02	Page 9090.1	205243

Policyholder and Insurance Company Matters (Continued)

Contract	This policy and application of the Policyholder are the entire contract. A copy of the application is attached. All statements made by the Policyholder or an employee shall be deemed representations and not warranties. No written statement made by an employee shall be used by Aetna in a contest unless:

a copy of the statement is; or

has been furnished to:

the employee; or

his beneficiary; or

the person making the claim.

Aetna’s failure to implement or insist upon compliance with any provision of this policy at any given time or times, shall not constitute a waiver of Aetna’s right to implement; or insist upon compliance with that provision at any other time or times. This includes, but is not limited to, the payment of premiums. This applies whether or not the circumstances are the same.

Life Insurance - Incontestability	The validity of this policy shall not be contested, except for non-payment of premiums, after it has been in force for 2 years. No statement made by an employee about his insurability shall be used by Aetna in contesting the validity of the insurance as to which such statement was made if the insurance has been in force prior to the contest for 2 years during the employee’s lifetime nor unless such statement is contained in a written form signed by him.

Accident and Health Coverage Statements	Except as to a fraudulent misstatement or issues concerning premiums due:

No statement made by the Policyholder or an employee shall be the basis for:

voiding coverage; or

denying coverage; or

be used in defense of a claim;

unless it is in writing.

No statement made by the Policyholder shall be used to void this policy after it has been in force for 2 years.

No statement made by an eligible employee shall be used in defense to a claim for loss incurred or starting after coverage as to which claim is made has been in effect for 2 years.

GR-29
9020-1, 9020-2
ED. 1-02	Page 9100	207364

Policyholder and Insurance Company Matters (Continued)

Premium Rates	Employee Life Insurance Coverage

Table of Premium Rates

Age on Birthday Nearest Beginning of the Policy Year	Monthly Premium Per $ 1,000 of Insurance
	Male	Female
15-19	$.31	$.10
20-24.24		.07
25-29.19		.08
30-34.22		.12
35-39.30		.15
40-44.48		.22
45-49.80		.38
50-54	1.38	.61
55-59	2.37	.92
60-64	2.44	1.00
65-69	4.21	1.76
70-74	6.81	3.19
75-79	10.00	5.28
80-84	15.07	9.04
85-89	21.60	15.08
90-94	31.03	23.43
95-99	56.99	47.87

For annual, semi-annual, or quarterly premiums multiply the above premium by 11.83, 5.96 or 2.99 respectively.

GR-29
1170
ED. 7-73	Page 9110	205245

Policyholder and Insurance Company Matters (Continued)

Premium Rates (Continued)	Employee Life Insurance Coverage (Continued)
In place of determining the premium rates from the Table of Premium Rates and by agreement with the Policyholder, the premium rates are determined:

on the basis of an examination of the experience of the risk assumed; and

on reasonable assumptions as to:

interest;

mortality; and

expense.

The premium rate for employees other than Executives for Basic Life Insurance Coverage is $ 0.20 per $1,000 of Basic Life Insurance.

The premium rate for Executives for Basic Executive Life Insurance Coverage is $ 0.28 per $1,000 of Basic Life Insurance.

The premium rate for Retiree Life Insurance Coverage is $ 2.75 per $1,000 of Life Insurance.

Premium Per $ 1,000 of Employee Supplemental Term Life Insurance:

Age	Smoker	Non-Smoker
Under age 30	$.12	$.06
Age 30-34.13		.07
Age 35-39.19		.10
Age 40-44.32		.16
Age 45-49.50		.23
Age 50-54.77		.35
Age 55-59	1.26	.64
Age 60-64	1.89	1.06
Age 65 or older	4.26	2.50

GR-29
1170-2
ED. 7-73	Page 9120	206636

Policyholder and Insurance Company Matters (Continued)

Premium Rates (Continued)	Employee Life Insurance Coverage (Continued) Premium Per $1,000 of Dependent Term Life Insurance:

Dependent Term Life - Spouse

Age	Smoker	Non-Smoker
Under age 30	$.12	$.06
Age 30-34.13		.07
Age 35-39.19		.10
Age 40-44.32		.16
Age 45-49.50		.23
Age 50-54.77		.35
Age 55-59	1.26	.64
Age 60-64	1.89	1.06
Age 65 or older	4.26	2.50

Dependent Term Life - Child

Child Term Life	$.15

The rate is subject to change as provided in this Part II. The premium rate is for a period of one month.

GR-29
1170-2
ED. 7-73	Page 9120.1	206636

Policyholder and Insurance Company Matters (Continued)

Premium Rates (Continued)	Employee Life Insurance Coverage (Continued) The premium rate may be figured again as of any premium due date only:

By reason of a change in factors bearing on the risk assumed. Aetna must request this.

Once during any continuous 12 month period. The Policyholder must request this and give 60 days notice to Aetna.

The latest premium rate will be used to figure premiums until a new one is determined. Each premium due during the policy year will be figured by multiplying the amount of insurance in force at the start of the premium-paying period by the premium rate.

Dependent Life Insurance Coverage

Aetna will figure premium rates based on an examination of the experience of the risk assumed and on reasonable assumptions as to interest, mortality, and expense.

GR-29
1180
ED. 10-96	Page 9140	F206638A

Policyholder and Insurance Company Matters (Continued)

Premium Rates (Continued)	Other Accident and Health Benefits

The premium rates for accident and health coverage are as follows. The premium rates are for a period of one month.

The current premium rates for all of the Accident and Health Coverages provided under this policy are on record with both Aetna and the Policyholder.

Basic Accidental Death and Personal Loss Benefits - premium per $ 1,000 of Principal Sum:	$0.05
Employee Supplemental Accidental Death and Personal Loss Benefits - premium per $ 1,000 of Principal Sum:	$0.04
Family Supplemental Accidental Death and Personal Loss Benefits - premium per $ 1,000 of Principal Sum:	$0.06

GR-29
1190, 1190-1, 9013-2
ED. 1-02	Page 9150	206528

Policyholder and Insurance Company Matters (Continued)

Fees	In addition to the premium, Aetna may charge:

A reinstatement fee if any or all coverage is terminated and later reinstated under this policy.

A conversion fee applies to each covered person electing conversion coverage. The conversion fee may be charged monthly based upon the number of covered persons electing conversion coverage during the previous month.

GR-29
11501		209247
ED. 1-02	Page 9152	TX

Policyholder and Insurance Company Matters (Continued)

Premiums Due - Experience Rating	The premium due under this policy on any premium due date will be the sum of the premium charges for the coverages then provided under this policy.

If premiums are payable monthly, any insurance becoming effective will be charged for from the first day of the policy month on or right after the date the insurance takes effect. Premium charges for insurance which ceases will cease as of the first day of the policy month on; or right after the date the insurance terminates. If premiums are payable less often than monthly, premium charges or credits for a fraction of a premium-paying period will be made on a pro rata basis for the number of policy months between:

the date premium charges start or cease; and

the end of the premium-paying period.

If this policy is changed to provide more coverage to take effect on a date other than the first day of a premium-paying period, a pro rata premium for the coverage will be due and payable on that date. It will cover the period then starting and ending right before the start of the next premium-paying period.

The premium charges will be figured at the premium rates shown before. Aetna may change them due to:

Experience; or

a change in factors bearing on the risk assumed.

Each change shall be made by written notice to the Policyholder by Aetna.

No experience reduction or increase in premium rates shall become effective less than 12 months after the effective date of the group policy unless there is:

a significant change in factors bearing a material impact on the risk assumed by Aetna; or

changes in applicable state or federal:

law;

policy;

regulation; or

a judicial decision;

GR-29
1195-1, 1195-2
ED. 1-02	Page 9160	207893

Policyholder and Insurance Company Matters (Continued)

Premiums Due - Experience Rating (Continued)	having a material impact on the cost of providing the coverages then provided under this group policy. As used here, “group policy” shall be deemed to include any group policy previously issued by Aetna that has been replaced in whole or in part by this policy.

The Employee Life Insurance, Long Term and Managed Disability Coverage sections of this policy set forth the way in which the premium rates for such coverages will be figured. The premium charges for any other coverage under this policy may be refigured, as of a premium due date, only:

By reason of a change in factors bearing on the risk assumed. This must be requested by Aetna.

Once during any continuous 12 month period. The Policyholder must request this. 60 days advance notice has to be given to Aetna.

They will be refigured using:

The ages of the employees;

The amounts of insurance in force;

The premium rates; and

Any other pertinent factors.

All facts will be taken into account as of the date of the refiguring.

GR-29
1195-1, 1195-2
ED. 1-02	Page 9160.1	207893

Policyholder and Insurance Company Matters (Continued)

Premiums Due - Experience Rating (Continued)	At the end of a policy year, Aetna may declare an experience credit. The amount of each credit Aetna declares will be returned to the Policyholder. Upon request by the Policyholder, part or all of it will be applied against the payment of premiums or in any other manner as may be agreed to by the Policyholder and Aetna.

If the sum of employee contributions which have been made for group insurance exceeds the sum of premiums which have been paid for group insurance (after giving effect to any experience credits), the excess will be applied by the Policyholder for the sole benefit of employees. Aetna will not have to see to the use of such excess.

Instead of figuring premiums as described above, premiums may be figured in any way approved by Aetna that comes up with about the same amount of premiums.

Aetna will not have to refund any premium for a period prior to:

The first day of the policy year in which Aetna receives proof that the refund should be made; or

The date 3 months before Aetna receives proof, if this produces a larger refund.

This applies even if the premium was paid in error.

Premium and Fees Due	Payment of Premiums and Fees

The Policyholder will pay premiums and fees in advance. They may be paid at Aetna’s Home Office or to its authorized agent.

A premium is due to be paid on the first day of each policy month.

The Policyholder may change the number of premium payments as of a premium due date. This needs Aetna’s written consent.

Aetna may accept a partial payment of premium without waiving its right to collect the entire amount due.

GR-29W
1198-1, 11500, 11502		209248
ED. 1-02	Page 9170	TX

If the premiums and any fees are not paid by the Premium Due Date and before the end of the Grace Period, this policy will automatically terminate when the Grace Period ends. With respect to Life Insurance, Aetna will require the Policyholder to pay interest on the total Life Insurance premium amount and any fees overdue after the Premium Due Date including the Life Insurance premiums due for the Grace Period. The interest rate will be 1 1/2% per month for each:

Policyholder and Insurance Company Matters (Continued)

Premium and Fees Due (Continued)	Payment of Premiums and Fees (Continued)

month; or

partial month;

the balance remains unpaid. Aetna may recover from the Policyholder:

costs of collecting any unpaid premiums or fees; including reasonable attorney’s fees; and

costs of suit.

Retroactive Adjustments	Aetna may, at its discretion, make retroactive adjustments to the Policyholder’s billings for the termination of employees not posted to previous billings. Retroactive additions will be made at Aetna’s discretion based upon eligibility guidelines stated in the certificate, and are subject to the payment of all applicable premiums.

Grace Period	A grace period of 31 days after the due date will be allowed the Policyholder for the payment of each premium for non-contributory coverage. A grace period of 60 days after the due date will be allowed the Policyholder for the payment of each premium for contributory coverage. If premiums are not paid by the end of the grace period, the policy will automatically terminate at the end of the grace period.

GR-29W
1198-1, 11500, 11502		209248
ED. 1-02	Page 9170.1	TX

Policyholder and Insurance Company Matters (Continued)

Life Insurance Portability	Anything in this section to the contrary notwithstanding: Termination of this policy by the Policyholder or Aetna will not terminate Life Insurance then in force for any person under the terms of the Life Insurance Portability section. This policy will be deemed to remain in force solely for the purpose of continuing such Life Insurance, but without further obligation of the Policyholder hereunder. Any Life Insurance continued by the terms of this paragraph will remain in force until terminated under the terms of the Life Insurance Portability section. No other person may elect coverage under the Life Insurance Portability section on or after the date of termination by the Policyholder or Aetna, except a person who elects it in accordance with the terms of said section.

GR-29
11009
ED. 11-94	Page 9182	F207563

Policyholder and Insurance Company Matters (Continued)

ERISA Matters	Under Section 503 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (ERISA), Aetna is a fiduciary. It has complete authority to review all denied claims for benefits under this policy. In exercising such fiduciary responsibility, Aetna shall have discretionary authority to:

determine whether and to what extent employees and beneficiaries are entitled to benefits; and

construe any disputed or doubtful terms of this policy.

in accordance with federal and state laws.

Aetna shall be deemed to have properly exercised such authority. It must not abuse its discretion by acting arbitrarily and capriciously. Aetna has the right to adopt reasonable:

policies;

procedures;

rules, and

interpretations;

of this policy to promote orderly and efficient administration.

The Policyholder shall be responsible for making reports and disclosures required by ERISA, including:

the creation;

the distribution; and

the final content of:

summary plan descriptions;

summary of material modifications; and

summary annual reports.

GR-29
9020-3		209244
ED. 1-02	Page 9190	TX